Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934


Filed by the Registrant                         /x/

Filed by a party other than the Registrant      / /

Check the appropriate box:
                                      / / Confidential, for Use
/ / Preliminary Proxy Statement       Commission Only (as
/x/ Definitive Proxy Statement        permitted by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    Advance Capital I, Inc.
             ------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                    Kathy J. Harkleroad
             ------------------------------------------------
             (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount which the filing fee is calculated and state how it was determined):

   (4)   Proposed maximum aggregate value of transaction:

   (5)   Total fee paid:


/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                    ADVANCE CAPITAL I, INC. CLASS D SHARES
                            (LONG TERM INCOME FUND)
                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                     To Be Held on Friday, August 15, 1997

-----------------------------------------------------------------
     A Special Meeting of Shareholders of the Class D shares of ADVANCE CAPITAL I, INC. (the Company), which shares represent ownership interest in the Long Term Income Fund (the Fund), will be held at the offices of the Company, One Towne Square, Suite 444, Southfield, Michigan 48076, on August 15, 1997 at 10:00
A.M. (Eastern Daylight Time). The following matters will be acted upon at that time:

     1. To approve or disapprove the liquidation and dissolution of the Fund;

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders of record at the close of business on June 30, 1997, are entitled to notice of and to vote at the meeting.


                           By Order of the Board of Directors


                           Kathy J. Harkleroad, Secretary





One Towne Square, Suite 444
Southfield, Michigan 48076
July 15, 1997

-----------------------------------------------------------------
YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE AT THE MEETING. IF YOU RETURN YOUR SIGNED PROXY WITHOUT VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

                       ADVANCE CAPITAL I, INC.
                         PROXY STATEMENT
      FOR THE SPECIAL MEETING OF SHAREHOLDERS OF CLASS D SHARES
                       (LONG TERM INCOME FUND)
                 TO BE HELD ON FRIDAY, AUGUST 15, 1997

                            INTRODUCTION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the Board) of Advance Capital I, Inc. (the Company) of proxies to be voted at a Special Meeting of Shareholders (the Meeting) of the Class D shares, representing the Long Term Income Fund portfolio (the Fund) of the Company, to be held at the headquarters of the Company, One Towne Square, Suite 444, Southfield, Michigan 48076 on August 15, 1997 at 10:00 A.M. (Eastern Daylight Time), and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This notice was first mailed to shareholders on or about July 15, 1997. A notice of the Meeting and a proxy form accompany this Proxy Statement.

     At the Meeting, shareholders will be asked to approve the liquidation and dissolution of the Fund. The Board of Directors recommends that you vote "For" the liquidation and dissolution of the Fund.

     All shares represented by the enclosed proxy will be voted in the manner specified therein. If you sign, date and return the proxy form, but give no voting instructions, the duly appointed proxies will vote your shares in favor of the proposal described in this proxy statement, and they may, in their discretion, vote upon such other matters as may come before the Meeting. Any person giving a proxy may revoke it at any time prior to its use by giving written notice of such revocation to the Fund prior to the Meeting (at P.O. Box 3144, Southfield, Michigan 48037), by delivering a subsequently dated proxy to the Fund prior to the Meeting, or by attending the Meeting and voting in person. Proxies will be solicited principally by mail, but officers of the Company or agents appointed by the Company may also solicit proxies by telephone or telegraph.

     The Board of Directors has fixed the close of business on June 30, 1997 as the record date (Record Date) for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Each Fund share and each fractional share outstanding at the close of business on June 30, 1997, is entitled to one vote for each full share held and a fractional vote for each fractional share held on each matter. As of May 30, 1997, 113,479 Class D shares with a $.001 par value were outstanding. The vote of a majority of the outstanding voting securities of the Fund is necessary to determine Proposal (1). A "majority" is defined by the Investment Company Act of 1940 as the vote, "(A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company whichever is the less." Abstentions are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any Proposal.

     The Fund's Annual Report for the year ended December 31, 1996, including a financial statement, has been sent to all shareholders of record on or about February 28, 1997. A COPY OF THE FUND'S ANNUAL REPORT WILL BE AVAILABLE TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ADVANCE CAPITAL I, Inc., One Towne Square, Suite 444, Southfield, Michigan 48076 Attention: K. Harkleroad, Secretary, OR BY TELEPHONE, TOLL FREE, AT 800 345-4783.

     In the event that a quorum is not represented at the Meeting or at any adjournment thereof, or, even if a quorum is so represented, in the event that sufficient votes in favor of any of the proposals set forth in the Notice of the Special Meeting are not received, the persons named as proxies may propose and vote for one or more adjournments of the Meeting to be held within a reasonable time after the date originally set for the Meeting (but not more than 120 days after the original record date for the Meeting), and further solicitation of proxies may be made without the necessity of further notice. The persons named as proxies will vote in favor of any such adjournment if such proxies instruct them to vote in favor of any of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment if such proxies instruct them to vote against or to abstain from voting on all of the proposals to be considered at the adjournment meetings.

PRINCIPAL STOCKHOLDERS

     As of May 30, 1997 the following individuals were known to own of record or beneficially 5 percent or more of the outstanding shares of the Fund:

         Name and Address			  Shares    Percent
         ----------------                         ------    -------

Class D  Sarah M. Beechler                        5,899     5.2
         2814 Briarcliff
         Ann Arbor, MI 48105

         Russell A. Bobcean                       8,823     7.8
         Donna Marie Bobcean
         7271 Reams Road
         Alanson, MI  49706

         Cecile E. Carter                         8,143     7.2
         365 Sand Point
         Mead, OK  73449

         Dennis J. Casey                          6,344     5.6
         811  East Pointe
         Port Huron, MI 48060

         Ann F. Mienaltowski                      8,349     7.4
         13573 Kingsville
         Sterling Heights, MI  48312

         Gerald R. Rice                           8,668     7.6
         202 North Burgess
         West Branch, MI 48661

         Elden A. Rutenbar                        6,415     5.7
         17300 Delaware
         Redford, MI 48240

         Susan M. Willmer                         6,677     5.9
         5811 Cabrena
         Lansing, MI 48917

     As of May 30, 1997, no shares of the Fund were beneficially owned by the Directors or Executive Officers of the Company.

PROPOSAL I:  PROPOSAL TO LIQUIDATE THE ASSETS AND DISSOLVE THE FUND

THE LIQUIDATION IN GENERAL

     The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of a Plan of Liquidation and Termination (the
Plan) as authorized and directed by the Board of Directors at a meeting held on May 2, 1997. The Plan provides for the complete liquidation of all of the assets of the Fund. At the May 2, 1997 board meeting, the Directors determined that (i) in order to anticipate and meet redemption requests by shareholders prior to the Special Meeting, and (ii) to decrease the probability of having to sell portfolio securities at unfavorable prices, Advance Capital Management, Inc. (the Advisor) may begin to liquidate the Fund's assets as it deems appropriate and in the best interests of the shareholders of the Fund. If the Plan is approved, the Advisor will undertake to liquidate the remainder of the Fund's assets at market prices and on such terms and conditions as the Advisor shall determine to be reasonable and in the best interests of the Fund and its shareholders. In the event the Plan is not adopted, the Directors will consider what action, if any, should be taken, including the indefinite suspension of future sales of Fund shares. A copy of the Form of the Plan is attached to this Proxy Statement as Exhibit A.

REASONS FOR THE LIQUIDATION


     The Advance Capital I, Inc. Long Term Income Fund (the Fund) is one of five series of Advance Capital I, Inc. (the Company). At June 30, 1997 the Fund had an aggregate net asset value of $1,148,574. The Company is organized under Maryland law and registered under the Investment Company
Act of 1940 (the Investment Company Act). The Fund commenced operations on January 1, 1993. On May 2, 1997 the Fund's Board of Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act), held a meeting at which there was a thorough analysis and discussion of the benefits and detriments of continuing the Fund's operations, including possible alternatives to a liquidation. At the conclusion of that discussion, the Board unanimously adopted resolutions declaring the proposed liquidation and termination of the Fund advisable and directing that the proposal be submitted to the shareholders for consideration. Several factors, including those described below, influenced the Directors' determination that the Fund be liquidated and terminated.


     Prior to the May 2, 1997 board meeting, the Directors had been advised by the Advisor and Advance Capital Services, Inc. (the Distributor) that the continued operation of the Fund at its current size was not economically feasible for the shareholders. At the May 2, 1997 board meeting, the Advisor stated that it had reviewed the following possible alternatives for the Fund: (i) continuation of the Fund with increased efforts to sell additional Shares of the Fund thereby increasing the Fund's assets; (ii) the merger or sale of the Fund into a similar investment company; and (iii) prompt liquidation of the Fund. The Advisor and the Distributor reported to the Directors that they had considered the viability of each alternative and had concluded that a prompt liquidation of the Fund was the only reasonably viable alternative consistent with the best interests of the shareholders of the Fund at this time even though liquidation of the Fund would be a taxable transaction for some of the shareholders. SEE "FEDERAL INCOME TAX CONSEQUENCES" INCLUDING A DISCUSSION OF CERTAIN TAX-DEFERRED ACCOUNTS BELOW. The Distributor was not confident that any marketing efforts under current circumstances would increase the Fund's size sufficiently to continue its operations.
The Advisor reported that it found the merger or sale of the Fund into a similar investment company not to be a realistic alternative due to the relatively small amount of assets under management in the Fund and the fact that the Advisor could not provide assurance to any potential merging or acquiring fund that the Fund's assets would remain in the Fund. The Adviser also stated that it was its intent to reimburse the Fund for the expenses incurred in connection with carrying out the liquidation of the Fund's assets other than brokerage commissions incurred on the sale of plan assets.

     The Advisor and management of the Fund requested that the Board of Directors consider the liquidation of the Fund pursuant to the Plan. Based upon the presentation and recommendation, the Board of Directors concluded that a liquidation of the Fund under the Plan is in the best interests of the Fund and its shareholders. Upon the liquidation, shareholders will receive a cash distribution which may be taxable. See "Federal Income Tax Consequences" below.


PLAN OF LIQUIDATION AND TERMINATION OF THE FUND

     The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Advisor will undertake to liquidate the remainder of the Fund's assets at market prices and on such terms and conditions as the Advisor shall determine to be reasonable and in the best interests of the Fund and its shareholders. In no event will any of the portfolio securities owned by the Fund be sold at a price which is less than the best price available in the public market at the time of the sale.

LIQUIDATION VALUE

     Subject to the approval of the Plan, the Fund's shareholders will each receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current Prospectus, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of or accrual for all of the Fund's known liabilities and obligations (a Liquidation Distribution). The Fund shall pay, discharge or otherwise provide for the discharge of any and all liabilities prior to the Liquidation Date. However, if the Fund is unable to discharge all of its liabilities prior to the Liquidation Date as defined in Paragraph 6 of the Plan, it may retain cash or cash equivalents in an amount believed necessary to discharge such liabilities. Unpaid liabilities may include income dividends and capital gain distributions.

     None of the shareholders of the Fund will be entitled to exercise any dissenter's rights or appraisal rights with respect to the liquidation or dissolution of the Fund. Shareholders will receive the per share net asset value at the Liquidation Date.

LIQUIDATION DISTRIBUTIONS

     At present, the date or dates on which the Fund will pay
Liquidation Distributions to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if shareholders adopt the Plan, the liquidation would occur on or before September 15, 1997. Shareholders will receive their respective
Liquidation Distributions without any further action on their part.

     Under the Plan, the Fund will bear all expenses (Plan Expenses) incurred by it in connection with carrying out the Plan, including the cost of preparing Proxy material, soliciting proxies, liquidation and regulatory expenses, if any. The Advisor has agreed to reimburse the Fund for Plan expenses, other than brokerage expenses.

UNDER MARYLAND LAW THE RIGHT OF A SHAREHOLDER TO REDEEM HIS OR HER SHARES
OF THE FUND AT ANY TIME HAS NOT BEEN IMPAIRED AND WILL NOT BE IMPAIRED BY THE ADOPTION OF THE PLAN. THEREFORE, A SHAREHOLDER MAY REDEEM SHARES IN ACCORDANCE WITH REDEMPTION PROCEDURES SET FORTH IN THE FUND'S CURRENT PROSPECTUS WITHOUT THE NECESSITY OF WAITING FOR THE FUND TO TAKE ANY ACTION.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation, termination and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the IRS) with respect to the liquidation of the Fund.

     This summary of the federal income tax consequences is generally applicable to shareholders who are individual United States citizens and does not address the particular federal income tax consequences that may apply to shareholders that are, for example, corporations, trusts, estates, tax exempt organizations or nonresident aliens. Nor does this summary address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the Liquidation Distribution.

     As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders. The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended during the liquidation period and will not be taxed on any of its net income realized from the sale of its assets.

     A shareholder's receipt of the Liquidation Distribution will be a taxable event in which the shareholder will be treated as having sold his or her shares of the Fund in exchange for an amount equal to the Liquidation Distributions that he or she receives. Each shareholder will recognize gain or loss measured by the difference between the adjusted tax basis in the shares and the Liquidation Distribution received from the Fund. Assuming the shares are held as capital assets, the gain or loss attributable to shares held for more than one year will constitute a long-term capital gain or loss, while a capital gain or loss attributable to shares held for not more than one year will constitute a short-term capital gain or loss. Shareholders should also be aware that the Fund is required to withhold 31 percent of Liquidation Distribution proceeds payable to any individual and certain other non-corporate shareholders who do not provide the Fund with a correct taxpayer identification number.

FEDERAL INCOME TAX CONSEQUENCES TO INDIVIDUAL RETIREMENT ACCOUNTS

     The receipt of a portion of the Liquidation Distribution by an Individual Retirement Account (IRA) which holds Fund shares generally will not be treated as a taxable event. Shareholders whose Fund investments are held in IRAs are encouraged to consult their personal tax advisers regarding the tax consequences of such distributions.

CONCLUSION

     THE DIRECTORS RECOMMEND VOTING FOR THE ABOVE PROPOSAL.  IN THE
EVENT THE PLAN IS NOT ADOPTED, THE DIRECTORS WILL CONSIDER WHAT ACTION, IF ANY, SHOULD BE TAKEN.

PROPOSAL 2:  OTHER BUSINESS

     The Directors are not aware of any matters to be presented at the Meeting other than those set forth in this proxy statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

FUND MANAGEMENT

     The Fund's investment adviser is Advance Capital Management, Inc. The Fund's administration and transfer agent is Advance Capital Group, Inc. The Fund's distributor is Advance Capital Services, Inc. The address of each of the three companies is One Towne Square, Suite 444, Southfield, Michigan 48076.

SHAREHOLDERS PROPOSALS

     In the event that the Fund is not liquidated and dissolved, any proposals of shareholders which are intended to be presented at the annual meeting of the shareholders of the Company, to be held in 1998, must be received by the Company for inclusion in the proxy statement and form of proxy relating to that meeting on or before March 1, 1998.

     If you have any questions with respect to the material in this Proxy Statement, please contact Advance Capital Group, Inc. at (800) 345-4783.

                           By Order of the Board of Directors

                           Kathy J. Harkleroad, Secretary

July 15, 1997

                              EXHIBIT A

                PLAN OF LIQUIDATION AND TERMINATION
                                FOR
               THE ADVANCE CAPITAL I, INC. CLASS D SHARES
                       (LONG TERM INCOME FUND)

     This Plan of Liquidation and Termination (the Plan) of the
Advance Capital I, Inc. (the Company) Long Term Income Fund (the Fund), one of five series of securities of the Company, a corporation organized and existing under the laws of the State of Maryland and registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the Investment Company Act), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Company's Articles of Incorporation, By-Laws and Maryland law.

     1. Effective Date of Plan. The Plan shall become effective only upon shareholder approval of the liquidation and dissolution of the Fund. The date of such approval is hereinafter called the "Effective Date."

     2. Cessation of Business. After the Effective Date, the Fund shall cease its operations and thereafter shall not engage in any business activities except for the purposes of liquidating and preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund.

     3. Restriction of Transfer and Redemption of Shares. The interests of shareholders in the assets of the Fund shall be fixed on the basis of their shareholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed.

     4. Liquidation of Assets. As soon as it is reasonable and practicable after the Effective Date, all portfolio securities of the Fund not already converted to cash or cash equivalents shall be converted to cash or cash equivalents.

     5. Payments of Debts. As soon as practicable after the Effective Date, the Fund shall determine and shall pay (or reserve sufficient amounts to pay) the amount of all known or reasonable ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distributions provided for in Section 6 of this Plan.

     6. Liquidating Distribution. The Fund shall distribute ratably among the shareholders of record as of the close of business on the Liquidation Date, all of the remaining assets of the Fund, except those reserved as authorized by Section 5 of this Plan, in complete cancellation and redemption of all the outstanding shares of common stock of the Fund.

     7. Filings. As soon as practicable after the Liquidation Date, the Fund shall file such instruments of dissolution, Articles of Amendment, Articles Supplementary or other documents, as are necessary to effect the dissolution of the Fund in accordance with the requirements of the Articles of Incorporation of the Fund, Maryland Law, the Internal Revenue Code of 1986 as amended, any applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

     8. Powers of Board and Officers. The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable to carry out the terms of this Plan and to complete the liquidation of the assets of the Fund in accordance with this Plan and any applicable laws, rules or regulations.

     9. Expenses of the Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out this Plan will be borne by the Fund, whether or not the liquidation contemplated by the Plan is effected. It is the intent of the investment adviser to reimburse the Fund for the expenses incurred in connection with carrying out the liquidation of the Fund's assets other than brokerage commissions incurred on the sale of plan assets

     10. Further Assurances. The Fund shall take such further action, prior to, at, and after the Liquidation Date, as may be necessary or desirable and proper to consummate the transactions contemplated by this Plan.

     11. This Plan shall be governed and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be executed by their duly authorized representatives as of the ____ day of ________, 1997.


                    ADVANCE CAPITAL I, INC. CLASS D SHARES

                          (LONG TERM INCOME FUND)





                                          By:    /s/ John C. Shoemaker
                                                 ---------------------
                                                 John C. Shoemaker
                                                 President

EDGAR Appendix

This Appendix contains the form of Proxy.

                           ADVANCE CAPITAL I, INC.
          One Towne Square, Suite 444, Southfield, Michigan 48076

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            (For the shareholders of the Long Term Income Fund)

     The undersigned hereby appoints John C. Shoemaker and Robert J. Cappelli as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of the Long Term Income Fund of Advance Capital I, Inc. held of record by the undersigned on May 30, 1997, at the Special Meeting of Shareholders of the Fund to be held on Friday, August 15, 1997 or any adjournment thereof, with respect to the matters set forth below and described in the Notice of Special Meeting and Proxy Statement dated
July 15, 1997.

     This Proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR all proposals.

     Please sign exactly as name appears hereon. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person. When signing as trustee, please give full title as such.

                                                  Dated____________, 1997

                                                  __________________________
                                                  Signature

                                                  __________________________
                                                  Signature (If Joint Account)

                                                  __________________________
                                                  Title (If Applicable)


INSTRUCTIONS:
1. Cast your vote by checking the appropriate boxes below. If you do not check a box, your vote will be cast FOR that proposal.
2.  Sign and date the PROXY.
3. Please return the signed PROXY promptly using the enclosed postage paid envelope, even if you plan to attend the meeting.

1. To approve the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Termination.

           FOR    ______   AGAINST   ______   ABSTAIN   ______


2. I authorize the Proxies, in their discretion, to vote upon such other business as may properly come before this meeting or any adjournment thereof.



                                                        NUMBER
    Please indicate at right whether or not you         ATTENDING
    expect to attend the Special Meeting.
                                                        __________